                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-139741 on Form S-1 of our report dated March 10, 2006, relating to the consolidated financial statements of Embarcadero Insurance Holdings, Inc.
and subsidiaries as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
January 31, 2007